UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2004

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Mr. Whitford Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant` to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 9, 2004, The Wet Seal, Inc. (the “Company”) issued a press release (the “First Press Release”) to announce the resignation of Peter D. Whitford as Chief Executive Officer, and as the Chairman of the Board of Directors and as a Director of the Company, each effective as of November 4, 2004. The information provided in Item 8.01 of this Current Report on Form 8-K regarding the Agreement and Release between the Company and Mr. Whitford is incorporated herein by reference.

In an additional press release issued on November 9, 2004 (the “Second Press Release”), the Company announced the resignation of Anne K. Zehren as a Director of the Company, effective as of November 8, 2004.

In the Second Press Release, the Company also announced the appointment of Henry Winterstern as Chairman of the Company’s Board of Directors and the appointment of Joseph Deckop as Interim Chief Executive Officer of the Company. Each appointment was effective as of November 8, 2004.

Prior to being appointed Interim Chief Executive Officer, Mr. Deckop (58) had served as an Executive Vice President of the Company since April 2004, and as the Executive Vice President of Central Planning and Allocation since August 2003. He also served as the Interim Chief Financial Officer from November 2003 to April 2004. Deckop joined the Company in 2003, prior to which he was the Chief Financial Officer at Victoria’s Secret since 1994. No employment agreement has been entered into between Mr. Deckop and the Company.

Mr. Winterstern (47) has been a Director of the Company since August 2004. Mr. Winterstern is a current board member of MGM Studios and Dick Clark Productions, and has a 20-year track record as a strategic advisor for large institutions such as Capital Communications, a media and telecom investment fund of the Caisse de Depot et de Placement, and the Whitehall Street Fund, a fund managed by Goldman Sachs.

Copies of the First Press Release and the Second Press Release appear as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 8.01. Other Events.

On November 4, 2004, the Company and Mr. Whitford entered into an Agreement and General Release (the “Agreement”) to terminate Mr. Whitford’s employment with the Company. Pursuant to the Agreement, Mr. Whitford resigned from his positions as the Company’s Chief Executive Officer, Director and Chairman of the Board, effective as of November 4, 2004.

In addition, the Agreement provides that Mr. Whitford will receive certain payments and grant of options from the Company, including: (i) bi-weekly payments of $29,807 to be paid from November 5, 2004 until the earlier of (x) January 31, 2005 and (y) the closing of the financing transaction (the “Payment Date”), (ii) 300,000 options at an exercise price of $1.75 and 200,000 options at an exercise price of $2.00, exercisable until June 1, 2006 to be paid on or before December 1, 2004, (iii)) a payment of $1,585,000 (less the total amount of bi-weekly payments) to paid on the Payment Date, representing two years of compensation, (iv) a payment of $509,400 to paid on the Payment Date, representing the cost of three annual contributions to Mr. Whitford’s supplemental executive retirement plan, (v) an amount equal to the cost of Mr. Whitford’s continued healthcare coverage for eighteen months following November 4, 2004, to paid on or before the Payment Date, and (vi) $50,000 representing the cost of providing outplacement services to be paid on the Payment Date. Furthermore, each of the Company and Mr. Whitford released the other party from any claims it had against such other party up to November 4, 2004.

A copy of the Agreement is filed herewith as Exhibit 10.1.

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Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Agreement and General Release entered into between the Company and Mr. Whitford

99.1	Press release, dated November 9, 2004, issued by the Company (First Press Release)

99.2	Press release, dated November 9, 2004, issued by the Company (Second Press Release)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: November 10, 2004	By:	/S/ DOUGLAS FELDERMAN
	Name:	Douglas Felderman
	Title:	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Agreement and General Release entered into between the Company and Mr. Whitford

99.1	Press release, dated November 9, 2004, issued by the Company (First Press Release)

99.2	Press release, dated November 9, 2004, issued by the Company (Second Press Release)

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